UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 21, 2018

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-20908

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In order to effect a 5 for 4 stock split payable to common shareholders of record on June 4, 2018, Premier Financial Bancorp, Inc. filed Articles of Amendment to its Articles of Incorporation with the Kentucky Secretary of State on May 21, 2018.  In accordance with the Kentucky Business Corporation Act, the amendment was adopted by the board of directors.  Shareholder action was not required.  The amendment, which was effective upon filing on May 21, 2018, is filed as Exhibit 3.1 to this Form 8-K.

Item 7.01.  Regulation FD Disclosure

On May 22, 2018, Premier Financial Bancorp, Inc. issued a press release announcing a 5 for 4 stock split and a quarterly cash dividend to its common shareholders.  At its regularly scheduled May 2018 meeting, the board of directors declared a 5 for 4 stock split and a $0.15 per share cash dividend to common shareholders.  Shareholders of record on June 4, 2018 will be eligible for the stock split which will be paid to shareholders on June 8, 2018 and shareholders of record on June 15, 2018 will be eligible for the cash dividend which will be paid to shareholders on June 29, 2018, the last business date of the quarter.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibit 3.1 – Articles of Amendment to Articles of Incorporation dated May 21, 2018.

(c) Exhibit 99.1 - Press Release dated May 22, 2018 captioned “Premier Financial Bancorp, Inc. Announces 5 For 4 Stock Split and Second Quarter Dividend.”.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: May 23, 2018                 Brien M. Chase, Senior Vice President
  and Chief Financial Officer